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                                                                    EXHIBIT 10.1
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                             EMPLOYMENT AGREEMENT
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     This Agreement ("Agreement") dated this 13th day of April, 1998 between
Choice Hotels International, Inc. ("Employer"), a Delaware corporation with principal offices at 10750 Columbia Pike, Silver Spring, Maryland 20901, and
Mark Wells ("Employee"), sets forth the terms and conditions governing the employment relationship between Employee and Employer.

     1.  Employment.  During the term of this Agreement, as hereinafter defined,
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Employer hereby employs Employee as Senior Vice President, Marketing.  Employee
hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to faithfully and to the best of his ability perform such duties as may be from time to time assigned by Employer's Board of Directors and Chief Executive Officer, such duties to be rendered at the principal office of Employer, subject to reasonable travel. Employee also agrees to perform his duties in accordance with policies established by Employer's Board of Directors, which may be changed from time to time.

     2.  Term.  Subject to the provisions for termination hereinafter provided,
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the term of this Agreement shall begin on May 18, 1998  ("Effective Date") and shall terminate five (5) years thereafter (the "Termination Date"). The Termination Date shall automatically be extended for successive one-year terms unless either party gives written notice no less than nine months prior to the Termination Date that it elects not to extend the Termination Date.

     3.  Compensation.  For all services rendered by Employee under this
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Agreement during the term thereof, Employer shall pay Employee the following compensation:

          (a) Salary.  A base salary of Two Hundred Seventy-Five Thousand
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          Dollars ($275,000) per annum payable in equal bi-weekly installments.
          Such salary shall be reviewed by the Compensation Committee of the Board of Directors of Employer at the next annual review of officers following the Effective Date and may be increased at the discretion of Employer.

          (b) Incentive Bonus.  Employee shall have the opportunity to earn up
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          to a maximum of Fifty Percent (50%) per annum of the base salary set forth in subparagraph 3(a) above in Employer's bonus plans as adopted from time to time by Employer's Board of Directors. For calendar year 1998, Employee shall be guaranteed a bonus of $137,500, payable in February, 1999.

          (c) Restricted Stock.  On the Effective Date, Employer shall issue to
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     Employee  shares of restricted Choice Hotels common stock ("Common Stock")
     equal in number to the product of $300,000 divided by the mean of the high and the low market price of the Common Stock on the Effective Date. The restrictions on such shares shall lapse upon vesting, which shall occur in five equal annual installments beginning on the first anniversary of the Effective Date.


          (d) Automobile.  Employer shall provide Employee with an allowance for
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          automobile expenses of $850 per month subject to withholding of usual taxes.

          (e) Stock Options.  Employee shall be eligible to receive options
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          under the Choice Hotels International, Inc. Long Term Incentive Plan
          ("LTIP"), or similar plan, to purchase Common Stock in accordance with the policy of the Employer's Board as in effect from time to time. Additionally, the Employee shall be granted, on the Effective Date, 65,000 options to purchase such number of shares of Common Stock. A number of the options shall be incentive stock options granted under the LTIP, which number shall be the maximum number permitted under the LTIP and Section 422(d) of the Internal Revenue Code of 1986, as amended, but in no event more than 25% of the total number of options granted pursuant to this Section 3(e). The remainder of the options shall be nonqualified stock options. The options shall be exercisable at an amount per share equal to the average of the high and low trading price of the Common Stock on the Effective Date and shall vest in five equal annual installments following the first anniversary of the Effective Date.

          (f) SERP.  At the Effective Date, Employee shall participate in the
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          Choice Hotels International, Inc. Supplemental Executive Retirement
          Plan ("SERP").

          (g) Other Benefits.  Employee shall, when eligible, be entitled to
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          participate in all other fringe benefits, including vacation policy, generally accorded the most senior executive officers of Employer as are in effect from time to time on the same basis as such other senior executive officers.

          (h)  Relocation Expenses.  Employee shall be entitled to all benefits
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          under the Relocation Policy of Employer, as adopted in April 1997 with the following additions:

               (1) Notwithstanding Section 2-A of the Relocation Policy, Employer will reimburse Employee for a period of up to six months from the Effective Date for return trips for Employee and Employee's spouse to and from Employee's Tennessee home.

               (2) Notwithstanding Section 2(VIII) of the Relocation Policy, Employer shall reimburse Employee for real estate commissions not to exceed 7% of the sales price.

     4.   Extent of Services.  Employee shall devote his full professional
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time, attention, and energies to the business of Employer, and shall not during the term of this Agreement be engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; but the foregoing shall not be construed as preventing Employee from investing his assets in (i) the securities of public companies, or (ii) the securities of private companies or limited partnerships outside the lodging industry if such holdings are passive investments of one percent or less of outstanding securities and Employee does not hold positions of officer, employee or general partner. Employee shall be permitted to serve as a

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director of companies outside of the lodging industry so long as such service does not inhibit his performance of services to the Employer. Employee shall not be permitted to serve as a director of any company within the lodging industry unless (i) the Corporate Compliance officer of the Employer has determined that there is no conflict of interest and (ii) such service does not inhibit his performance of services to the Employer. Employee warrants and represents that he has no contracts or obligations to others which would materially inhibit the performance of his services under this Agreement.

     5.   Disclosure and Use of Information.  Employee recognizes and
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acknowledges that Employer's and affiliates' present and prospective clients, franchises, management contracts, acquisitions and personnel, as they may exist from time to time, are valuable, special and unique assets of Employer's business. Throughout the term of this Agreement and for a period of two (2) years after its termination or expiration for whatever cause or reason except as required by applicable law, Employee shall not directly or indirectly, or cause others to, make use of or disclose to others any information relating to the business of Employer that has not otherwise been made public, including but not limited to Employer's present or prospective clients, franchises, management contracts or acquisitions. During the term of this Agreement and for a period of two years thereafter, Employee agrees not to solicit for employment or contract for services with, directly or indirectly, on his behalf or on behalf of any other person or entity, any person employed by Employer, or its subsidiaries or affiliates during such period, unless Employer consents in writing. In the event of an actual or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunctive relief restraining Employee from committing such breach or threatened breach. Nothing herein stated shall be construed as preventing Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

     6.   Notices.  Any notice, request or demand required or permitted to be
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given under this Agreement shall be in writing, and shall be delivered personally to the recipient or, if sent by certified or registered mail to his residence in the case of Employee, or to its principal office in the case of the Employer. Such notice shall be deemed given when delivered if personally delivered or within three days of mailing if sent certified or registered mail.

     7.   Elective Positions; Constructive Termination
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          (a)   Nothing contained in this Agreement is intended to nor shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board of Directors or stockholders to remove Employee from the positions set forth in Section 1, with or without Cause (as defined in Section 10 below), during the term of this Agreement or to elect someone other than Employee to those positions, as provided by law and the By-Laws of Employer. Nothing in this Agreement is intended to nor shall be construed to abrogate, limit or affect the Employee's rights and privileges to terminate this Agreement.

          (b) If Employee is Constructively Terminated (as defined in Section 7(c) below) it is expressly understood and agreed that Employee's rights under this Agreement

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          shall in no way be prejudiced, Employee shall not, thereafter, be required to perform any services under this Agreement and Employee shall be entitled to receive compensation referred to in Section 3 above, including, without limitation, the continued vesting through the term of this Agreement of stock options and restricted stock outstanding at the time of the Constructive Termination. However, Employee shall not be entitled to receive new stock option grants or rights to ungranted stock options. Employee upon removal shall not be required to mitigate damages but nevertheless shall be entitled to pursue other employment, and Employer shall be entitled to receive as an offset and thereby reduce its payment by the base salary and bonus received by Employee from any other employment. As a condition to Employee receiving his compensation from Employer, Employee agrees to permit verification of his employment records and income tax returns by an independent attorney or accountant, selected by Employer but reasonably acceptable to Employee, who agrees to preserve the confidentiality of the information disclosed by Employee except to the extent required to permit Employer to verify the amount received by Employee from other active employment. Employer shall receive credit for unemployment insurance benefits, social security insurance or other like amounts payable during periods of unemployment actually received by Employee.

          (c) For purposes of this Section 7, "Constructively Terminated" shall mean removal or termination of Employee other than in accordance with Section 10, assignment of duties by the Employer inconsistent with Section 1, a change in Employee's title or the line of reporting set forth in Section 1 or any other material breach of this Agreement by Employer provided Employer shall be given fourteen days advance written notice of such claim of material breach, which written notice shall specify in reasonable detail the grounds of such claim of material breach. Except in the case of bad faith, Employer shall have an opportunity to cure the basis for Constructive Termination during the fourteen day period after written notice.

     8.   Waiver of Breach.  The waiver of either party of a breach of any
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provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     9.   Assignment.  The rights and obligations of Employer under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. The obligations of Employee hereunder may not be assigned or delegated.

     10.  Termination of Agreement.  This Agreement shall terminate upon the
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following events and conditions:

     (a)  Upon expiration of its term;

     (b) For Cause which means, including but not limited to, deliberate and continued refusal to carry out duties and instructions of the Employer's Board of Directors and

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     Chief Executive Officer consistent with the position, material dishonesty, a violation or a willful breach of this Agreement, conviction of a felony involving moral turpitude, fraud or misappropriation of corporate funds or any willful acts or omissions inimical to or contrary to material policies of Employer not arbitrarily applied in the case of Employee.

     (c) Subject to state and federal laws, if Employee is unable to perform the essential functions of the services described herein for more than 180 days (whether or not consecutive) in any period of 365 consecutive days, Employer shall have the right to terminate this Agreement by written notice to Employee. In the event of such termination, all non-vested obligations of Employer to Employee pursuant to this Agreement shall terminate.

     (d) In the event of Employee's death during the term of this Agreement, the Agreement shall terminate as of the date thereof.

     11.  Legal Fees.  Employer shall reimburse the Employee for all reasonable
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attorneys fees incurred in connection with the negotiation and execution of this
Agreement.

     12.  Entire Agreement.  This instrument contains the entire agreement of
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the parties.  It may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. This Agreement shall be governed by the laws of the State of Maryland, and any disputes arising out of or relating to this Agreement shall be brought and heard in any court of competent jurisdiction in the State of Maryland.

     13.  Compensation Committee Approval.  Notwithstanding any other provision
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to the contrary, this Agreement is subject to the approval of the Employer's
Compensation Committee at its next meeting, which is expected to occur on or about April 13, 1998, and shall not be valid, binding and enforceable prior thereto. Prior to such approval, neither party hereto shall make any public announcement with respect to this Agreement or the employment of Employee by Employer.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                              Employer:

                              CHOICE HOTELS INTERNATIONAL, INC.

                              By:  /s/ Michael J. DeSantis
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                                    Michael J. DeSantis
                                    Senior Vice President

                              Employee:


                               /s/ Mark Wells
                              --------------------------------------------
                              Mark Wells

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